EXHIBIT 10(k)

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made as of the 1st day of June, 2007, by and between 180 LINDEN AVENUE CORP., a New York Corporation ("Seller"), and 180 LINDEN REALTY, LLC, a New York limited liability company ("Purchaser").

                                   WITNESSETH:

     WHEREAS, the Seller is the owner of the Premises (this and other capitalized terms used and not otherwise defined herein having the meaning as described to such terms in Section 1); and

     WHEREAS, the Purchaser desires to acquire the Premises from the Seller and the Seller wishes to sell the Premises to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:


SECTION 1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

     1.1 "Agreement" shall mean this Purchase and Sale Agreement, together with Schedules A through F attached hereto, as it and they may be amended from time to time as herein provided.

     1.2 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized by law or executive action to close.

     1.3  "Closing" shall have the meaning given such terms in Section 2.2.

     1.4 "Closing Date" shall mean a day which is on or before thirty (30) days after the expiration of the Review Period.

     1.5  "Deposit" shall have the meaning given such term in Section 2.3.

     1.6 "Escrow Agent" shall mean Seller's attorneys, a Title Company, or such other person as shall be reasonably acceptable to the Purchaser and the Seller.

     1.7 "Lease" shall mean the lease, dated as of the Closing Date, by and between Purchaser and Vasomedical, Inc. ("Vaso") in substantially the form annexed hereto as Schedule B.

     1.8 "Permitted Encumbrances" shall mean (a) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect the use of the Premises as currently operated and constructed or as contemplated by this Agreement; (b) such other non-monetary encumbrances with respect to such Premises which are not objected to by the Purchaser in accordance with Sections 3.2 and 3.3.

     1.9  "Premises" shall mean the following:

          (a) The certain real property commonly known as 180 Linden Avenue, Village of Westbury, Town of North Hempstead, County of Nassau, State of New York, described on Schedule A attached hereto (the "Real Property").

          (b) All of Seller's rights, privileges and easements appurtenant to the Real Property, including, without limitation, all mineral, oil, gas and other hydrocarbon substances as well as all development rights and air rights relating to the Real Property and any easements, rights-of-way, strips, gores, or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property.

          (c) All improvements and fixtures located on the Real Property, including all buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation or other services on the Real Property (all of which are collectively referred to as the "Improvements"), except any and all trade fixtures owned by any of the Tenants, herein called the "Vasomedical Assets."

          (d) Any tangible personal property owned by Seller and located at the Real Property and relating to the ownership, use and occupancy of the Real Property and the Improvements (collectively, the "Personal Property") except for any tangible personal property used by Seller in the conduct of its business, herein called the "Vaso Personal Property."

          (e) Any intangible personal property owned by Seller and relating to the ownership, use and occupancy of the Real Property and the Improvements, including without limitation, any permits, approvals and warranties with respect to the Improvements or Personal Property (collectively, the "Intangibles"), except for any intangible property user by Seller in the conduct of its business, herein called the "Vaso Intangibles".

     1.10 "Purchase Price" shall have the meaning given such term in Section 2.3 1.

     1.11 "Review Period" shall mean that period commencing on the date of this Agreement and expiring sixty (60) days thereafter.

     1.12 "Survey" shall have the meaning given such term in Section 3.3.

     1.13 "Tenants" shall mean any person or entity using or occupying all or any portion of the Premises pursuant to any Lease or any other lease, license or agreement to which the Landlord has actual knowledge and consented thereto.

     1.14 "Title Commitment" shall have the meaning given such term in Section 3.2.

     1.15 "Title Company" shall mean such title insurance agency as may be selected by Purchaser and licensed to sell title insurance in the State of New York.

     1.16 "Effective Date" shall mean the first business day after the date that
          Purchaser   receives  from  Seller  a  fully  executed  copy  of  this
          Agreement.

SECTION 2         PURCHASE AND SALE; CLOSING.

     2.1 Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Premises, subject to and in accordance with the terms and conditions of this Agreement.

     2.2 Closing. The purchase and sale of the Premises shall be held either at the office of Seller's counsel through an in person at a closing ("Closing") to or held at the offices of Purchaser's Lender or Lender's attorneys, or at such other location as the Seller and the Purchaser may reasonably agree, at 10:00, local time, on the Closing Date.

     2.3  Purchase Price.

          (a) The purchase price to be paid for the Premises (the "Purchase Price") shall be One Million, Four Hundred Thousand Dollars and 00/100 ($1,400,000). The Purchase Price shall be paid as follows:

               (i) Within five (5) business days after the effective date of this Agreement, the Purchaser shall deposit with the Escrow Agent the sum of Seventy Thousand Dollars and 00/100 ($70,000) (such amount, together with all interest earned thereon, the "Deposit"); and

               (ii) The Purchase Price, less the Deposit and subject to adjustment as provided in Article 9, shall be paid by the Purchaser to or at the direction of the Seller at the Closing.

          (b) The Purchase Price shall be payable in immediately available federal funds by New York Clearing House bank checks or by wire transfer to an account or accounts to be designated by the Seller.

     2.4  Duties of Escrow Agent.

          (a) The Escrow Agent shall hold the Deposit in an interest-bearing account and shall pay the Deposit to the party entitled thereto in accordance with the terms of this Agreement; provided however, Escrow Account shall not pay any portion of the Deposit or all of the Deposit to either party without the written consent of the other party.

          (b) The acceptance by the Escrow Agent of its duties as such under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

               (i) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency of any amounts deposited with it.

               (ii) The Escrow  Agent  shall not be liable  for acting  upon any notice, request, waiver, consent, receipt of other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

               (iii) The  Escrow  Agent  shall  not be  liable  for any error in judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, of for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence or willful misconduct.

               (iv) The Escrow Agent may consult  with,  and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel.

               (v) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties hereto or their successors.

               (vi) The Escrow  Agent may assume that any person  purporting  to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so.

               (vii) The  Seller and the  Purchaser  hereby  release  the Escrow
                    Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

          (c) The Seller and the Purchaser may, but only upon mutual consent, remove the Escrow Agent at any time upon not less than five (5) days notice to the Escrow Agent; in such case, the Seller, by notice to the Purchaser, shall appoint a successor Escrow Agent, reasonably satisfactory to the Purchaser, which shall accept such appointment and agree in writing to be bound by the terms of this Agreement. In the event no successor Escrow Agent is appointed and acting hereunder within five (5) days after resignation by the Escrow Agent or there is a dispute among the parties with respect to payment of the Deposit, the Escrow Agent shall pay and deliver the Deposit into a court of competent jurisdiction. Upon delivery of the Deposit to a successor agent or court of competent jurisdiction, the Escrow Agent shall be released and discharged from all further obligations hereunder.

          (d) The Escrow Agent agrees to serve without compensation for its services; provided, however, that the Purchaser and the Seller hereby agree to reimburse, or to advance to, the Escrow Agent all reasonable expenses of the Escrow Agent incurred in the performance of its duties hereunder.

SECTION 3 DILIGENCE, ETC.

     3.1  Due Diligence.

          (a) From and after the date of this Agreement, the Seller shall permit the Purchaser and its representatives to inspect the Premises (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems), to perform due diligence, soil analysis and environmental investigations, to examine the records of the Seller with respect to the Premises, and make copies thereof, at such reasonable times as the
               Purchaser or its representatives may request. Any such inspections shall be performed in a manner consistent with this Agreement and shall be performed in such a manner to minimize any interference with the use of the Premises by Vaso. The Purchaser shall provide the Seller with copies of all written reports prepared by third party consultants with respect to the Premises. The Purchaser and its employees, agents and representatives shall, until Closing, keep all such information, sampling, test results and reports confidential, provided, however, that
               Purchaser, its agents and representatives may disclose such information and data (i) to Purchaser's employees, accountants, attorneys, prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, "Representatives") to the extent that such Representatives reasonably need to know such information and data in order to assist, and perform services on behalf of, Purchaser;
               (ii) to the extent required by any applicable statute, law, regulation or governmental authority; (iii) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement, and (iv) to any prospective transferee or assignee of Purchaser. Notwithstanding the prior sentence, information that is or becomes publicly available or is obtained by or furnished to Purchaser on a non-confidential basis shall not be subject to this provision. To the extent that the Purchaser damages or disturbs the Premises, the Purchaser shall, to the extent practicable, return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Seller from and against any and all expense, loss or damage which the Seller may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of the Seller during any such inspection. Such indemnification agreement shall survive the termination of this Agreement.

          (b) On or before the Effective Date, Seller shall deliver to Purchaser true and correct copies of all Contracts, affecting the Premises, as well as the current Certificate of Occupancy, Seller's most recent title insurance policy and survey, any environmental and engineering reports in Seller's possession, the most recent two years' real estate tax bills, and Vaso's most recent three years' financial statements.

     3.2  Title Matters.

          (a) New Title Commitment. Promptly following the execution of this Agreement, Purchaser shall order a new title commitment with respect to the Premises (the "Title Commitment"), and Purchaser may also order a new survey of the Premises (the "Survey").

          (b) Notice of Objection; Seller's Response. If the Title Commitment or Survey contain exceptions which are not acceptable to Purchaser or there are exceptions to title that appear or are created after the effective date of the title commitment ("Unpermitted Exceptions"), Purchaser shall, at least five (5) days prior to the expiration of the Review Period (or, with respect to any exceptions to title that appear or are created after the effective date of the title commitment, five (5) days after Purchaser receives notice of such exceptions), deliver to Seller written notice of Purchaser's objections (a "Notice of Objection"), if any, to such exceptions. Any exceptions to which Purchaser does not so object within the aforesaid time periods are referred to as "Permitted Exceptions". If Purchaser fails to deliver a Notice of Objection to Seller within the aforesaid time periods, Purchaser shall be deemed to have waived its right to object to any exceptions which would otherwise be Unpermitted Exceptions, and such exceptions shall thereafter be deemed Permitted Exceptions. Notwithstanding the foregoing, on or before the Closing Seller shall pay and satisfy all mortgages, federal tax liens, mechanic's liens and other encumbrances that can be satisfied by the payment of money, and any exceptions to title that have been created or consented to by Seller after the Effective Date, same shall under no circumstances be considered Permitted Exceptions, and same shall not be the subject of a Response Notice under subsection (c) below.

          (c) Notice Period. Within ten (10) days following the date of receipt of a Notice of Objection (the "Seller Notice Period") from
               Purchaser, Seller shall give notice (a "Response Notice") advising Purchaser that either (a) Seller will cause the Unpermitted Exceptions to be removed from the Title Commitment at or prior to Closing, or (b) Seller does not agree to cause the Unpermitted Exceptions to be removed from the Title Commitment at or prior to Closing. If Seller fails to give the Response Notice during the Seller Notice Period, Seller shall be deemed to have not agreed to cause all Unpermitted Exceptions to be removed from the Title Commitment at or prior to Closing.

          (d) Title Termination Notice. If, pursuant to Subsection 3.2(c) of this Agreement, Seller notifies Purchaser that Seller does not agree to cause the Unpermitted Exceptions to be removed from the Title Commitment or is deemed to have not agreed to do so,
               Purchaser may terminate this Agreement by giving notice in writing to Seller (the "Title Termination Notice") within ten
               (10) days following Purchaser's receipt of the Response Notice, or if Seller does not provide a Response Notice, within twenty
               (20) days following the expiration of the Seller Notice Period. If Purchaser gives a Title Termination Notice, this Agreement shall terminate and Escrow Agent shall promptly return the Deposit to Purchaser. If Purchaser does not give a Title Termination Notice within the period set forth in this Subsection, the Unpermitted Exceptions will thereafter be deemed Permitted Exceptions, and this Agreement shall remain in full force and effect.

     3.3 Other Diligence Materials. Throughout the Review Period and through and until the Closing, the Seller shall permit the Purchaser and its representatives to review and examine all environmental assessment reports, building evaluations, financial data and other investigations and materials pertaining to the Premises as are in the possession of the Seller and shall permit the Purchaser, at its sole cost and expense, to make copies of any such materials as the Purchaser or its representatives may request.

     3.4 Termination of Agreement. If the results of the inspections performed by or on behalf of the Purchaser pursuant to Section 3 shall be unsatisfactory to the Purchaser, in Purchaser's sole determination, the Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Review Period by the giving of written notice thereof to the Seller and upon such termination Escrow Agent shall promptly return the Deposit to Purchaser. In the event that the Purchaser shall fail so to terminate this Agreement, the Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.4 and the Deposit shall thereafter be nonrefundable to the Purchaser, except as otherwise provided in Sections 4.4, 8.4, 8.5 and 10.1.

SECTION 4 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of the Purchaser to acquire the Premises on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of such Closing
Date:

     4.1 Closing Documents. The Seller shall have delivered to the Purchaser the following:

          (a) A Bargain and Sale Deed with covenants against grantor's acts in proper form for recording, duly executed and acknowledged by the Seller, conveying good and marketable title to such Premises, free from all liens and encumbrances other than the Permitted Encumbrances;

          (b) The Lease, duly executed and acknowledged by Vaso, and a termination of any other lease under which Vaso or any other tenant occupies the Premises;


          (c) An assignment by the Seller and an assumption by the Purchaser, in the form attached hereto as Schedule C, duly executed and acknowledged by the Seller and the Purchaser, of all of the Seller's right, title, and interest in, to and under all of the Intangibles;

          (d) A bill of sale, in the form attached hereto as Schedule D, with respect to all of the Personal Property, on an "as is, where is" condition with "all faults" (it being understood and agreed that no portion of the Purchase Price is allocated to the Personal Property);

          (e) To the extent the same are in the Seller's possession, original, fully executed copies of all material documents and agreements, warranties and guarantees, or letters of credit from Tenants, if any, plans and specifications, certificates of occupancy, and other governmental licenses and permits pertaining to the Premises;

          (f) An assignment by Seller and an assumption by the Purchaser in the form attached hereto as Schedule E, duly executed and acknowledged by the Seller and the Purchaser of all Seller's right, title and interest in, to and under the Contracts that are being assigned to and assumed by Purchaser in accordance with the terms hereof, together with true, correct and complete copies of the Contracts being assumed by Purchaser;

          (g) A certification, duly executed and acknowledged by Seller, in the form attached hereto as Schedule F that Seller is not a foreign person within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended;

          (h) Such other conveyance documents, certificate, deeds, tax returns and other instruments as the Purchaser, the Seller or the Title Company may reasonably require and as are customary in like transactions in the greater New York area;

          (i) A certificate confirming that all of Seller's representations and warranties to the Purchaser are true and correct on the Closing Date; and

          (j)  All keys and combinations to all locks on the Premises.

     4.2  Condition of Premises, Etc.

          (a) The Premises, including all Improvements located thereon, shall be in substantially the same physical condition on the date of this Agreement, ordinary wear and tear excepted;

          (b) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Premises;

          (c) All representations and warranties of the Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Seller shall have performed all material covenants and obligations required to be performed by the Seller as to the Premises on or before the Closing Date; and

          (d) No material litigation shall have been instituted against Seller which would prevent Seller from being able to convey the Premises pursuant to this Agreement.

     4.3 Title Policies. The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents in recordable form, to issue a title insurance policy to the Purchaser for the Premises, in form and substance satisfactory to the Purchaser in accordance with Section 3.2, together with such affirmative coverages as the Purchaser may reasonably require.

     4.4 (a) Vaso shall not have (i) made an assignment for the benefit of creditors, (ii) filed or acquiesced to a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or (iii) made an application in any such proceedings for or acquiesce to the appointment of a trustee or receiver for it or all of any portion of its property; (b) no petition shall be filed against Vaso in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings; or (c) no proceeding shall have been filed against Vaso seeking the appointment of a receiver or trustee for Vaso, or for all or any portion of the property of Vaso.

     4.5 If Conditions Not Satisfied. If by the Closing Date the conditions to Closing set forth in this Section 4 have not been satisfied or waived in writing by Purchaser, then Purchaser shall have the right to (i) waive the unsatisfied condition, (ii) postpone Closing for a reasonable period of time (but not more than thirty (30) days) to allow Seller additional time to satisfy the conditions, or (iii) terminate this Agreement by notice to Seller and Escrow Agent, and upon such termination Escrow Agent shall promptly return the Deposit to Purchaser.

SECTION 5 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligation of the Seller to convey the Premises on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of such Closing
Date:

     5.1 Purchase Price. The Purchaser shall deliver to the Seller the Purchase Price payable hereunder, adjusted as herein provided.


     5.2 Closing Documents. The Purchaser shall have delivered to the Seller duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable.

     5.3 Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true, correct and complete in all material respects on as of such Closing Date and the Purchaser shall have performed all covenants and obligations required to be performed by the Purchaser prior to such Closing Date.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as follows:

     6.1 Ownership and Occupancy. The Seller holds fee title to the Premises. Other than Vaso, the Premises has no tenants or occupants.

     6.2 Status and Authority of the Seller. The Seller is a corporation organized, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     6.3 Action of the Seller. The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     6.4 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Premises pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, lease or any other agreement or instrument by which any of the Seller is bound.

     6.5 Litigation. The Seller has received no written notice of and, to the best of Seller's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of the Agreement or any action taken or to be taken pursuant hereto, will result in any material adverse change in the business, operation, affairs or condition of Seller or the Premises, result in or subject the Premises to a material liability, or involves condemnation or eminent domain proceedings against any part of the Premises.

     6.6 Not a Foreign Person . The Seller is not a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     6.7 No Other Agreements. Seller warrants that no person or entity has any option or other right to purchase or lease the Premises or any part of the Premises.

     6.8 No Condemnation. To the best of Seller's knowledge, there is no pending condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Premises. Seller has not received any written or oral notice of any of the same and has no knowledge that any such proceeding is contemplated.

     6.9 Contracts. As of the Closing Date, there shall be no construction, management, utility, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) with respect to or affecting all or any portion of the Premises except as set forth in Schedule G (the "Contracts"). Each Contract is valid and subsisting and all amounts due thereunder have been paid. To the best of Seller's knowledge, neither Seller, nor any of its agents is in default under any Contract or has received any notice from any party to any Contract claiming the existence of any default or breach hereunder and no event or omission has occurred which, with the giving of notice or the lapse of time would constitute a default. Except as disclosed on Schedule G, all Contracts are terminable without cause on thirty (30) days' notice or less without payment of any penalty or termination payment. Except as to Contracts that Purchaser notifies Seller to continue, each of which shall be assigned to Purchaser at Closing (the "Assigned Contracts"), such notice to be in writing and given to Seller no later than fifteen (15) days prior to Closing, all parties to such agreements will be notified prior to Closing that their agreements will be subject to termination as of Closing.

     6.10 Employees. There are no persons employed or engaged by Seller in connection with the management, operation or maintenance of all or any portion of the Premises except as set forth in the Contracts, or except as employed on an at will basis.

     6.11 Permits. Seller will deliver to Purchaser, within one (1) business day following the Effective Date, copies of all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, approvals and other grants of authority (the "Permits") issued by all governmental or quasi-governmental authorities having jurisdiction, and certificates of the local board of fire underwriters (or other body exercising similar functions), if any, have been issued for the Premises which are in its possession. Seller has not received, and to the best of Seller's knowledge none of the Permits are subject to any notice of violation or penalty.

     6.12 Compliance. To the best of Seller's knowledge: (a) no variance, special use permits or special exceptions were issued for the construction or present use of the Premises; and (b) the continued maintenance, operation and use of any buildings, structures or other improvements on the Premises for their respective present purposes does not violate any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Premises, including, without limitation, violations of the housing, building, safety, health, environmental, fire or zoning ordinances, codes and regulations of the respective jurisdictions within which the Premises is located (collectively, "Applicable Laws") or the certificate(s) of occupancy issued for the Premises. Seller has received no notices of requests, violations, orders, claims, citations, penalty assessments, orders, investigations or proceedings under any Applicable Laws. Seller shall cure or comply with, prior to Closing or as soon thereafter as reasonably practical, any violation or notice of which Seller or Purchaser receives written notice prior to the Closing from any of the foregoing governmental, quasi-governmental or nongovernmental authorities.

     6.13 Taxes. All state, township, county, school district and other taxes levied or assessed against the Premises and any penalties or interest due and payable thereon prior to Closing, and all assessments of any kind levied prior to Closing, if any, will have been paid in full by Seller and all appropriate tax returns relating to the same have been filed with the proper authorities. Seller has no notice of any proposed increase in the assessed valuation of the Premises. There is no proceeding pending for the reduction of the assessed valuation of all or any portion of the Premises. No portion of the Premises is subject to or is affected by any special assessment whether or not there is presently a lien thereon and, to the best of Seller's knowledge, no such assessment has been proposed.

     6.14 Insurance. Each insurance policy maintained by Seller with respect to the Premises is in full force and effect and all premiums due thereunder have been paid. No notice has been received from the insurance company which issued any of such policies, or from any agent, stating in effect that such policy will not be renewed or will be renewed at a higher premium than is presently payable therefor, nor is Seller aware, of defects or inadequacies in the Premises which if not corrected would result in termination of insurance coverage or increase in the cost thereof.

     6.15 Environmental Matters. To the best of Seller's knowledge, no polluting, toxic or hazardous substances were used, generated, treated, stored, released, discharged or disposed of by the businesses conducted on the Premises by the Seller or, to the best of Seller's knowledge, by others, at any time. No notification of release of a "hazardous substance" or "hazardous waste" as such terms are defined in and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C.
          Section  6901 et seq.,  or the  federal  Clean  Water  Act (33  U.S.C.
          Section 1251 et seq.), or any state or local environmental law, regulation or ordinance has been received by Seller and, to the best of Seller's knowledge, none has been filed as to the Premises, and the Premises is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up. No PCB-contaminated, friable asbestos or formaldehyde-based insulation items are present at the Premises. To the best of Seller's knowledge, no activities or occurrences are taking place or have taken place at the Premises which might give rise to any basis for any of the foregoing. In the event that Purchaser's environmental investigations show the existence or potential existence of "hazardous substance" or "hazardous waste" at the Premises in violation of any of the above laws, regulations or ordinances, and same can be remediated for less than $25,000, Seller shall remediate same in accordance with the applicable laws, regulations or ordinances prior to Closing.

     6.16 Utilities. All water, sewer, gas, electric, telephone, and other public utilities and all storm water drainage required by law or necessary for the operation of the Premises (i) either enter the Premises through open public streets adjoining the Premises, or, if they pass through adjoining private land, do so in accordance with valid public or private easements or rights of way which will inure to the benefit of Purchaser, (ii) are installed, connected and operating, in good condition, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, and (iii) are adequate to service the Premises as an office building. No moratorium, proceeding or other fact or condition exists which threatens to impair continued furnishing of such services to the Premises at regular rates and fees. Water and sanitary sewer services are provide to the Premises via publicly operated and maintained sewer and water systems.

     6.17 No Flood Hazard Area. No portion of the Premises is located in an area designated by any governmental entity as a flood hazard area.

     6.18 Financial Information. The financial statements, if any, provided to Purchaser by Seller are current, correct and complete, and fairly present the financial condition of the Premises and Vaso for the periods covered thereby. There has been no material adverse change in the operation of the Premises or Vaso since the effective date of the Financial Statements. All of the financial and operating statements for the Premises and Vaso are kept and maintained at the Seller's address identified above, and no statements affecting or relating to the Premises or Vaso which are to be delivered to Purchaser have been withheld.

     6.19 Mechanics' Liens. No work has been performed or is in progress at, and no materials have been furnished to, the Premises which, though not presently the subject of, might give rise to, mechanics', material suppliers', or other liens against the Premises or any portion thereof. If any lien for such work is filed before or after Closing hereunder, Seller shall promptly discharge the same at its cost.

     6.20 Accuracy. No representation or warranty by Seller contained herein, and no statement or other information contained in any Schedule, certificate or other instrument furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereunder contains, or at the Closing shall contain, any knowingly untrue statement of a material fact or intentionally omits or shall intentionally omit to state a material fact necessary to make it not misleading.

          The  representations  and  warranties  made in this  Agreement  by the

          Seller shall survive Closing for a period of one (1) year.

          Except as otherwise expressly provided in this Agreement or in any other documents previously provided, or hereafter provided, by or on behalf of Seller to Purchaser, the Seller disclaims the making of any representations or warranties, express or implied, regarding the Premises or matters affecting the Premises, whether made by the Seller, on the Seller's behalf or otherwise, including, without limitation, the physical condition of the Premises, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Premises. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of the Premises and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing made (or purported to be made) by the Seller or anyone acting or claiming to act on the Seller's behalf. The Purchaser further acknowledges that it has not received from or on behalf of the Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors, Subject to the provisions of this Agreement, the Purchaser shall purchase the Premises in its "as is" condition and "with all faults" on the Closing Date.

          SECTION 7 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Seller to enter in this Agreement, the Purchaser represents and warrants to the Seller as follows:

     7.1 Status and Authority of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing under the laws of the State of New York and has all requisite power and authority under the laws of such state under its formation documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a limited liability company in each jurisdiction in which the nature of the business conducted by it requires such qualification.

     7.2 Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     7.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

     7.4 Litigation. No investigation, action or proceeding is pending and, to the Purchaser's actual knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

          The representations and warranties made in this Agreement by the Purchaser shall survive Closing for a period of one (1) year.

          SECTION 8 COVENANTS OF THE SELLER. The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date as follows:

     8.1 Approval of Agreements. Except as otherwise authorized by this Agreement, not to enter into, modify, amend or terminate the Contracts or any other agreement with respect to the Premises which would encumber or be binding upon the Purchaser from and after the Closing Date without in each instance obtaining the prior written consent of the Purchaser, which consent may be withheld in Purchaser's sole discretion.

     8.2 Operation of Premises. To continue to operate the Premises as currently operated in a good and businesslike fashion consistent with its past practices and to cause the Premises to be maintained in good working order and condition in a manner consistent with its past practices.

     8.3 Maintenance. Prior to Closing, Seller shall (i) maintain property and liability insurance policies as currently in effect through the Closing Date, (ii) correct any violations of any Applicable Laws of which Seller receives notice prior to Closing, (iii) notify the Purchaser of any change in condition with respect to the Premises, including any casualty or condemnation, and (iv) perform all routine maintenance necessary to maintain the Premises in its current condition, and repair any damage to the Premises caused by casualty or condemnation.

     8.4 Casualties. If, between the Effective Date and the Closing, any material portion of any Premises is damaged or destroyed by fire or other casualty, the repair and restoration of which will cost less than $50,000 (the "Threshold"), the Purchaser shall purchase the Premises at Closing, whereupon the Seller shall assign to Purchaser any insurance proceeds to which Seller may be entitled as a result of such damage, destruction, casualty or loss to the Premises, and Purchaser shall receive a credit against the Purchase Price in the amount of the applicable deductible (unless previously paid by such Seller toward the cost of restoration). If, however, such cost will exceed the Threshold, Purchaser shall have the option, exercisable by notice to Seller within five (5) days after Purchaser receives notice from Seller of such casualty, to either: (a) elect not to purchase the Premises, whereupon the Deposit shall be returned to Purchaser and thereafter this Agreement shall be deemed terminated, or (b) elect to purchase the Premises, whereupon the Seller shall assign to Purchaser any insurance proceeds to which such Seller may be entitled as a result of such damage, destruction, casualty or loss to the Premises, and Purchaser shall receive a credit against the Purchase Price in the amount of the applicable deductible (unless previously paid by Seller toward the cost of restoration). Notwithstanding the foregoing, Purchaser cannot terminate if Seller restores Premises (and notifies Purchaser that Seller elects to restore) within ninety (90) days of the casualty, and the Closing shall occur within a reasonable time after the completion of the restoration, as evidenced by the issuance of a Certificate of Occupancy or Certificate of Completion for the restoration work or earlier, at Purchaser's sole option.

     8.5 Condemnation. If, between the Effective Date and the Closing, a portion of the Premises which (a) is less than the Threshold, (b) does not affect access to the Premises, and (c) does not render the Premises non-compliant with Applicable Laws, shall be taken by reason of the exercise of the power of eminent domain, Purchaser shall purchase the Premises and pay the full Purchase Price for the Premises at Closing, whereupon the Seller shall assign to Purchaser all damages, if any, to which Seller may be entitled and that may be assigned by Seller pursuant to the applicable eminent domain law; provided, however, that such taking that reduces or impairs parking, the adequacy of utilities or ingress/egress, or zoning compliance, shall be deemed to exceed the Threshold. If, between the Effective Date and the Closing, a portion of the Premises (x) in excess of the Threshold, (y) which affects access to the remainder of the Premises, or (z) renders the Premises non-compliant with Applicable Laws, shall be taken by reason of the exercise of the power of eminent domain, Purchaser shall have the option, exercisable by notice to Seller within five (5) days after Purchaser learns of such taking, to either
          (a) elect not to purchase the Premises, whereupon the Deposit shall be returned to Purchaser and thereafter this Agreement shall be deemed terminated, or (b) elect to purchase the Premises and pay the full Purchase Price at Closing, whereupon the Seller shall assign to Purchaser all damages, if any, to which Seller may be entitled and that may be assigned by Seller pursuant to the applicable eminent domain law. Within five (5) days after notification of any such taking, but in no event later than the Closing, Seller shall notify Purchaser thereof.

SECTION 9 APPORTIONMENTS.

     9.1  Real Property Apportionments.

          (a) The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing
               Date:

               (i) municipal assessments and governmental license and permit fees;

               (ii) real  estate  taxes  and  assessments   other  than  special
                    assessments, based on the rated and assessed valuation applicable in the fiscal year for which assessed;

               (iii) water rates and charges; and

               (iv) sewer taxes and rents.

               If any of the foregoing cannot be apportioned at Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after such Closing Date but, in any event, no later than one year after such Closing Date.

          (b) If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after such Closing, the same shall be held in trust by the Seller or the Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to the Tenants in accordance with the Leases, and the balance, if any, shall be paid to the Seller (for the period prior to such Closing Date) and to the Purchaser (for the period commencing with such Closing Date).

          (c) If, on the Closing Date, the Premises shall be or shall have been affected by any special or general assessment or assessments or real property taxes payable on a lump sum or which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Seller shall pay or cause to be paid at such Closing the unpaid installments of such assessments due up to the Closing Date and the Purchaser shall be responsible to pay all installments thereof which are to become due and payable after such Closing Date.

          (d) No insurance policies of the Seller are to be transferred to the Purchaser, and no apportionment of the premiums therefore shall be made.

          (e) If a net amount is owed by the Seller to the Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price of the Premises. If a net amount is owed by the Purchaser to the Seller pursuant to Section 9.1, such amount shall be added to the Purchase Price.

     9.2 Closing Costs. Seller shall pay New York State transfer taxes and shall be responsible for any charges normally imposed on Seller. Purchaser shall pay any charges normally imposed on Purchaser.

          The obligations of the parties under this Section 9 shall survive Closing.

SECTION 10 DEFAULT

     10.1 Default by the Seller. If the Seller shall have made any representation or warranty herein which shall be materially untrue or misleading in any material respect, or if the Seller shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure continues for a period of ten (10) days after notice thereof from the Purchaser, the Purchaser shall have the right to (i) terminate this Agreement and receive the return of the Deposit, unless Seller shall take steps to cure such default within the ten (10) day period, but if not completed by said period, such right to terminate shall extend until after a reasonable period of time to cure has expired (and, in any event, hold cured such default within thirty (30) days following such Notice from Purchaser), or (ii) the Purchaser may pursue a suit for specific performance or other equitable relief; provided, however, that in addition to the aforesaid remedies, Purchaser shall be entitled to recover from Seller reimbursement for all costs and expenses incurred by Purchaser in connection with the negotiation of this Agreement, the performance of due diligence, and fees payable to title companies, surveyors and lenders with respect to the anticipated purchase of the Premises, in the aggregate maximum amount of not more than $50,000.

     10.2 Default by the Purchaser. If the Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Seller, the Seller may terminate this Agreement. The damages that the Seller would sustain as a result of any such termination would be substantial but would be impracticable and excessively costly and difficult to establish or ascertain and the parties hereto agree that the Seller's sole remedy at law and in equity, shall be to retain any unapplied portion of the Deposit as liquidated damages and not as a penalty.

     SECTION 11 MISCELLANEOUS.

     11.1 Brokers. The broker is Newmark of Long Island LLC d/b/a Newmark Knight Frank LI ("NKF"), and such firm shall be paid by Seller at closing pursuant to a separate agreement. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable counsel fees, resulting from any claims that may be made against such party by any broker claiming a commission by, through or under the other party.

     11.2 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions herein contemplated to any third party without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     11.3 Notices.

          (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier). Notices, demands and other communications may be sent by the attorneys for the parties hereto with the same force and effect as though sent by the parties.

          (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day, the day of receipt or required delivery shall be extended automatically to the next Business Day.

          (c)  All such notices shall be addressed, if to the Seller:

                              180 Linden Avenue Corp.
                              180 Linden Avenue
                              Westbury, NY
                              Attn:  Tricia Efstathiou
                              Facsimile: 516-997-9038

                       with a copy to:

                              Beckman, Lieberman & Barandes, LLP
                              Suite 1313
                              116 John Street
                              New York, NY 10038
                              Attn:  Michael Beckman
                              Facsimile:  (212) 406-3750

                       if to the Purchaser:

                              180 Linden Realty LLC
                              2545 Hempstead Turnpike
                              East Meadow, NY 11554

                              Attn:  Mr. Scott Burman
                              Facsimile: (516) 731-9400

                       with a copy to:

                              Farrell Fritz, P.C.
                              1320 RexCorp Plaza
                              Uniondale, NY 11556-1320
                              Attn: Peter L. Curry, Esq.
                              Facsimile:  (516) 336-2208

          (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     11.4 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any open instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof at any time prior to the Closing. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     11.5 Assignment; Successors and Assigns.

          (a) This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that at Closing the Purchaser may assign this Agreement or designate to receive title to the Premises to any person or entity owned by or affiliated with the Purchaser. No assignment (including any assignment permitted hereunder) shall release the Purchaser named herein from any liability or obligation under this Agreement.

          (b) The Purchaser may elect to effect the Seller's transfer and conveyance of the Premises as part of an exchanged under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), in lieu of purchasing such Premises. If the Purchaser so elects, it shall provide notice to the Seller of such election, and thereafter may at any time at or prior to the Closing assign its rights (but such assignment shall not relieve the Purchaser of its obligations) under this Agreement with respect to the Premises to a "qualified intermediary" as defined in Treas. Reg. 1.1031(k)- 1(g)(4), subject to all rights and obligations hereunder of the Seller and shall promptly provide written notice of such assignment to the Seller. The Seller shall cooperate with all reasonable requests of the Purchaser and the "qualified intermediary" in arranging and effecting the transfer of the Premises to the "qualified intermediary". Without limiting the generality of the foregoing, if the Purchaser has given notice of its intention to effect the acquisition of the Premises as part of an exchange under Section 1031 of the Code, the Seller shall
               (i) promptly provide the Purchaser with written acknowledgment of such notice and (ii) at the Closing, transfer and convey the Premises to the "qualified intermediary" rather than to the Purchaser.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

     11.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provision herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     11.7 Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

     11.8 Governing Law.

          (a) This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of the State of New York which are to be performed entirely within New York, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal domestication of any party; or
               (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (vii) any combination of the foregoing.

          (b) To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of New York, County of Nassau, as is provided by law; and the parties consent to the jurisdiction of such court or courts located in the State of New York, County of Nassau, and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     11.9 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

     11.10 Attorney's Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party s costs and expenses, including reasonable attorneys fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

     11.11 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.12 Time is of the Essence. Time is of the essence with respect to each and every obligation of the Seller and the Purchaser under this Agreement.

     11.13 No Recordation. The Seller and the Purchaser agree not to record this Agreement or any memorandum hereof.

               [Signatures lines are on the next succeeding page.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

180 LINDEN AVENUE CORP.



By: /s/
    -----------------------------
          John C. K. Hui


PURCHASER:

180 LINDEN REALTY LLC


By: /s/
    -----------------------------
             Scott Burman

                                     JOINDER

THE UNDERSIGNED ESCROW AGENT HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 2.4 OF THE FOREGOING AGREEMENT.

ESCROW AGENT:

BECKMAN, LIEBERMAN & BARANDES, LLP


By:/s/ David H. Lieberman
   ----------------------------------
       Authorized Officer